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                            EXHIBIT 23

          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37151) pertaining to the 1997 Stock Incentive Plan and the Registration Statement (Form S-8 No. 333-25969) pertaining to the 1996 Employee Stock Purchase Plan and the 1996 Non-Qualified Stock Option Plan of Credit Management Solutions, Inc. of our report dated January 23, 1998, with respect to the consolidated financial statements of Credit Management Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                   /s/ Ernst & Young LLP

Baltimore, Maryland
March 23, 1998